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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT ("Agreement") made this first day of January 2002, between NVR, INC., a Virginia corporation (the "Company") and DWIGHT C. SCHAR, a resident of Virginia (the "Executive").

WHEREAS, the parties wish to terminate all prior employment agreements and amendments thereto; and

WHEREAS, the parties wish to establish the terms of the Executive's future employment with the Company.

ACCORDINGLY, the parties agree as follows:

1.   Employment, Duties and Acceptance.
     ---------------------------------

     1.1  Employment by the Company. The Company hereby employs the Executive,
          -------------------------
          for itself and its affiliates, to render exclusive and full-time services to the Company. The Executive will serve in the capacity of Chairman of the Board and Chief Executive Officer of the Company. The Executive will perform such duties as are imposed on the holder of that office by the By-laws of the Company and such other duties as are customarily performed by one holding such position in the same or similar businesses or enterprises as those of the Company. The Executive will perform such other related duties as may be assigned to him from time to time by the Company's Board of Directors. The Executive will devote all his full working time and attention to the performance of such duties and to the promotion of the business and interests of the Company. This

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           provision, however, will not prevent the Executive from investing his funds or assets in any form or manner, or from acting as a member of the Board of Directors of any companies, businesses, or charitable organizations, so long as such investments or companies do not compete with the Company, subject to the limitations set forth in
           Section 7.1.

      1.2  Acceptance of Employment by the Executive. The Executive accepts such
           -----------------------------------------
           employment and shall render the services described above.

      1.3  Place of Employment. The Executive's principal place of employment
           -------------------
           shall be the Washington, D.C. metropolitan area, subject to such reasonable travel as the rendering of services associated with such position may require.

2.    Duration of Employment.
      ----------------------

      This Agreement and the employment relationship hereunder will continue in effect for six (6) years from January 1, 2002 through January 1, 2008. It may be extended beyond January 1, 2008 by mutual, written agreement at any time. In the event of the Executive's termination of employment during the term of this Agreement, the Company will be obligated to pay all base salary, bonus and other benefits then accrued, as well as cash reimbursement for all accrued but unused vacation, plus, if applicable, the additional payments provided for in Sections 6.1, 6.2, 6.3, 6.5 and 6.7 of this Agreement.

      3.   Compensation.
           -----------

      3.1  Base Salary. As compensation for all services rendered pursuant to
           -----------
           this Agreement, the Company will pay to the Executive an annual base salary of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) payable in equal monthly installments of ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000). The Company's

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           Board of Directors in its sole discretion may increase, but may not reduce, the Executive's annual base salary.

      3.2  Bonuses. The Executive shall be eligible to be paid a bonus annually
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           in cash or in the registered stock of NVR, Inc. as determined by the
           Compensation Committee of the Board of Directors or in a combination thereof in a maximum amount of 100% of the Executive's annual base salary. This bonus shall be paid at the same time (or times) and in the same manner as other senior executives of the Company. Entitlement to the bonus is dependent on the Executive meeting certain goals, which shall be established annually by the Company.

      3.3  Participation in Employee Benefit Plans. The Executive shall be
           ---------------------------------------
           permitted during the term of this Agreement, if and to the extent eligible to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, Employee Stock Ownership Plan or similar benefit plan of the Company, which may be available to other comparable executives of the Company generally, on the same terms as such other executives. The Executive shall be entitled to paid vacation and all customary holidays each year during the term of this Agreement in accordance with the Company's policies.

      3.4  Expenses. Subject to such policies as may from time to time be
           --------
           established by the Company's Board of Directors, the Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive in the performance of the Executive's services under this Agreement upon presentation of expense statements or vouchers or such other supporting information as it may require.

4.    Management Long-Term Stock Option Plans.
      ---------------------------------------

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      The Executive is a participant in the 1993 NVR, Inc. Management Equity
Incentive Plan, 1994 NVR, Inc. Management Equity Incentive Plan, 1996 NVR, Inc. Management Long-Term Stock Option Plan, the 1998 NVR, Inc. Management Long-Term Stock Option Plan, and the 2000 Broadly Based Stock Option Plan. The Executive has entered into separate agreements governing the terms of his participation in the Plans.

5.    High Performance Compensation Plan.
      ----------------------------------

      The Executive is a participant in the NVR, Inc. High Performance Compensation Plan. - Number 1, the NVR, Inc. High Performance Compensation Plan
- Number 2 and the NVR, Inc. High Performance Compensation Plan - Number 3. The Executive has entered into separate agreements governing the terms of his participation in the Plans.

6.    Termination, Disability or Retirement.
      -------------------------------------

      6.1  Termination Upon Death. If the Executive dies during the term hereof,
           ----------------------
           this Agreement shall terminate, except that the Executive's legal representatives shall be entitled to receive the Executive's base salary and accrued Bonus for the period ending on the last day of the second calendar month following the month in which the Executive's death occurred. Accrued Bonus shall be calculated as one hundred percent of Base Salary multiplied by the fraction (x) the number of days in calendar year up to last day of second calendar month following the month in which Executive died divided by (y) 365 days.

      6.2  Disability. If during the term hereof the Executive becomes
           ----------
           physically or mentally disabled, whether totally or partially, so that the Executive is, in the discretion of the Company's Board of Directors, substantially unable to perform his services hereunder, the Executive shall transfer from active to disability status. Nothing in this Section 6.2 shall be deemed to in any way affect the Executive's right to participate in any disability plan maintained by the Company and for which the Executive is otherwise

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           eligible. If the Executive transfers to disability status he would be entitled to receive the Executive's Base Salary and accrued Bonus for the period ending on the last day of the second calendar month following the month in which the Executive is transferred to disability status. Accrued Bonus shall be calculated as one hundred percent of Base Salary multiplied by the fraction (x) the number of days in calendar year up to last day of second calendar month following the month in which the Executive was transferred to disability status divided by (y) 365 days.

      6.3  Retirement. If the Executive elects to terminate employment upon
           ----------
           meeting the established criteria for Retirement prior to the term of this agreement, the Executive will be entitled to receive the Executive's Base Salary for the period ending on the last day worked. The payment of any Bonus amounts due to the Executive shall be payable, in the same form and at the same time that all other employees receive their bonus payment. In addition, the Executive shall be entitled to payment of ONE HUNDRED PERCENT (100%) of his then annual Base Salary, paid in twelve equal monthly installments beginning on the fifteenth day of the first month following the date of Retirement. In order to qualify as a retiree, an employee must:
           Terminate employment after attainment of age 65. However, the Board of Directors within its discretion, may determine that the executive who terminates employment prior to age 65 has terminated by virtue of Retirement.

      6.4  Termination for Cause. If the Executive is convicted of any felony,
           ---------------------
           other crime involving moral turpitude, or any crime or offense which results in his incarceration for more than three months, is guilty of gross misconduct in connection with the performance of his duties as described in Section 1.1 hereunder, or materially, breaches affirmative or negative covenants or undertakings set forth in
           Section 7, the Company at any time by written notice to the Executive, may terminate the Executive's employment

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     hereunder.  Any such termination shall be for Cause.

6.5  Termination Without Cause. In the event the Company on sixty (60) days'
     -------------------------
     notice terminates the Executive's employment without Cause (as such term is defined in Section 6.4) during the term of this Agreement, then as full satisfaction of the Company's obligations to the Executive, the Executive shall be entitled to payment of TWO HUNDRED PERCENT (200%) of his then annual base salary, paid in twelve equal monthly installments beginning on the fifteenth day of the first month following the date of termination. The Executive shall also be provided with outplacement services with a firm jointly selected by the Executive and the Company at a cost not to exceed THIRTY THOUSAND DOLLARS ($30,000).

6.6  Voluntary Termination. The Executive may on sixty (60) days' notice
     ---------------------
     terminate his employment hereunder. In such event, he shall not be entitled to any severance pay except in the circumstances described in Section 6.7 below.

6.7  Voluntary Termination-Change of Control. In the event the Executive
     ---------------------------------------
     voluntarily terminates his employment hereunder in connection with or within one (1) year after a Change of Control of the Company (as defined below), the Executive shall receive a payment of TWO HUNDRED PERCENT (200%) of his then annual base salary, as well as his accrued pro-rata bonus (on the assumption that the maximum annual bonus would have been paid pursuant to Section 3.2) through the date of termination. Payment of such amount shall be in twelve equal monthly installments beginning on the first day of the first month following the date of termination. For purposes of this Agreement, "Change of Control" means (i) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any

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     "person" or "group" (within the meaning of Section 13 (d) and 14 (d) (2) of the Exchange Act), becomes the "beneficial owner" (as defined in rule 13d-3 under the Exchange Act) of more than 50 percent of the total aggregate voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, or (ii) if all or substantially all of the assets of the Company are sold or otherwise transferred to any individual, corporation, partnership, trust, association, joint venture, pool, syndicate or similar organization or group acting in concert or (iii) the Company is liquidated or dissolved or adopts a plan of liquidation or (iv) a merger consolidation or other reorganization or business combinations with any party including a leveraged buy-out or a going private transaction and where there has been a
                                                      ---
     significant reduction in Executive's responsibilities.

6.8  Voluntary Termination-Change in Senior Management Accompanied by Change in
     --------------------------------------------------------------------------
     Business Philosophy. If the Company elects a new Chairman and/or Chief
     -------------------
     Executive Officer (the "New Officer") or provided that the New Officer enacts major changes in the Company's business philosophy, mission or business strategies, the Executive may voluntarily terminate his employment. To provide sufficient time for a transfer of the Executive's responsibilities and duties, he shall be required to provide sixty (60) days notice prior to such voluntary termination and the Company shall have the option of extending the notice an additional thirty (30) days. In the event the Executive voluntarily terminates his employment in connection with or within one year after the election of a New Officer accompanied by any of the changes described in this Section 6.8, he shall not be entitled to any severance pay and shall not be bound by the "Covenant Not to Compete" described in Section 7.

6.9  Effectiveness. In the event any of the events described in this Section 6
     -------------
     should occur during the term of this Agreement, and result in payments to

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          the Executive which would in their normal course continue beyond the term of this Agreement, such payments shall be made at such times and in such amounts as if the term of this Agreement had not expired.

7.   Covenant Not to Compete.
     -----------------------


     The covenant set forth in Section 7.1 shall be applicable for a period of one (1) year after termination in the event the Executive is terminated pursuant to Section 6.3 "Retirement", Section 6.5 "Without Cause" or to
     Section 6.6 "Voluntary" or to Section 6.7 "Voluntary Termination -Change of Control". It shall be applicable for a period of two (2) years after termination in the event the Executive is terminated pursuant to Section
     6.4 for "Cause".





     7.1  Scope. During the term of Executive's employment under this Agreement,
          -----
          and for the applicable period thereafter, Executive hereby covenants and agrees that neither he nor any affiliate (as defined hereinbelow), at any time, directly or indirectly, will (i) engage, whether as an employee or otherwise, in the Homebuilding and Mortgage Financing Business (as defined hereinbelow) on behalf of himself or any other person or entity, whether conducted individually or through an affiliate; (ii) own, acquire an interest in, manage, operate, join or control, or participate in the ownership, acquisition, management, operation or control of, or be a director, agent, representative, shareholder of more than 1% of the outstanding stock, partner, employee, officer, or consultant of, any enterprise of any kind that is engaged in the Homebuilding Business or Mortgage Financing Business; (iii) induce or attempt to induce any customer or potential customer of the Company to discontinue, in whole or in part, business, or not to do business, with the Company or (iv) hire or

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     attempt to hire any person now or hereafter employed by the Company.

7.2  Definitions. For purposes of this Agreement, (i) the term "affiliate" shall
     -----------
     mean Executive, Executive's spouse, and any minor children ("immediate family") and any entity that Executive and/or any members of his immediate family control, either directly or indirectly; (ii) "control" for purposes of the immediately preceding clause shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise); and (iii) the term "Homebuilding Business" and "Mortgage Financing Business" shall mean the business of designing, constructing, and/or the origination, underwriting, placement or sale of residential home mortgages at any location within any Standard Metropolitan Statistical Area (as determined by the Census Bureau, Department of Commerce, United States Government) in which is located any office of the Company which has been assigned to the Executive's area of managerial responsibility at any time within the last two years of the employment of the Executive with the Company.

7.3  Reasonableness. The Executive acknowledges that the restrictions contained
     --------------
     in this Section 7 are reasonable and necessary to protect the business and interests of the Company, and that it would be impossible to measure in money the damages that would accrue to the Company by reason of the Executive's failure to perform his obligations under this Section 7. Therefore, the Executive hereby agrees that in addition to any other remedies that the Company may have at law or at equity with respect to this
     Section 7, the Company shall have the right to have all obligations, undertakings, agreements, and covenants set forth herein specifically performed, and that the Company shall have the right to obtain an order of such specific performance (including preliminary and permanent injunctive relief to prevent a breach or contemplated breach of any

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     provision of this Section 7) in any court of the United States or any state or political subdivision thereof, without the necessity of proving actual damage; provided that the Company is not in breach of any of its obligations hereunder.

7.4  No Waiver. No waiver by the Company of a breach of, or of a default under,
     ---------
     any of the provisions of this Agreement, nor their failure on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as to the waiver of any such provision, rights, or privileges hereunder.

7.5  Blue-Pencilling. If any part of any provision of this Section 7 shall be
     ---------------
     determined to be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining terms of such provision or the remaining provisions of this Section 7. The Executive hereby covenants and agrees that to the extent any provision or portion of this Agreement shall be held, found, or deemed to be unreasonable, unlawful, or unenforceable, then any necessary modifications shall be made (but only to such extent) so that such provision or portion hereof shall be legally enforceable to the fullest extent permitted by applicable law. The Executive further agrees and authorizes any court of competent jurisdiction to enforce any such provision or portion hereof in order that such provision or portion hereof shall be enforced by such court to the fullest extent permitted by applicable law.

7.6  Confidentiality. During the term of the Executive's employment with the
     ---------------
     Company, he will acquire information of a proprietary or confidential nature and knowledge about the operations of the Company. Accordingly, the Executive agrees not to use or to disclose to any third party, or cause to

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               be used, in any manner, directly or indirectly, the information described immediately above. The Executive further agrees to return to the Company promptly upon the termination of the Executive's employment with the Company, and all information of a proprietary or confidential nature acquired by the Executive at any time during the course of his employment with the Company, to the extent such information has been reduced to writing, together with any and all documents and materials of any kind then in the possession or control of the Executive which may be the property of the Company or any affiliate, whether confidential or otherwise, including any copies which may have been made by or for the Executive.

          7.7  No Conflict. The Covenant Not to Compete set forth in this
               -----------
               Section 7 shall supersede and override any and all limitations on Executive's right to compete with the Company including, without limitation, any similar covenants not to compete in the Stock Option Agreements and the Performance Share Agreements executed in conjunction with the 1993 and 1994 NVR, Inc. Management Equity Incentive Plans, 1996 and 1998 NVR, Inc. Management Long-Term Stock Option Plans, 2000 Broadly Based Stock Option Plan and the NVR, Inc. High Performance Compensation Plans - Number 1, 2, and 3 and shall be the sole standard by which Executive shall be bound.

8.   Other Provisions.
     ----------------

     8.1  Notices. Any notice or other communication required or which may be
          -------
          given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission, or if

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               mailed, four days after the date of mailing as follows:

               (i)  if the Company, to:

                    NVR, Inc.
                    7601 Lewinsville Road, Suite 300
                    McLean, Virginia  22102

               (ii) if the Executive, to:

                    Dwight Schar
                    1132 Chain Bridge Road
                    McLean, VA  22102

          8.2  Entire Agreement. This Agreement contains the entire agreement
               ----------------
               between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

          8.3. Waiver and Amendments. This Agreement may be amended, modified,
               ---------------------
               superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          8.4  Governing Law.  This Agreement shall be governed and
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          construed in accordance with the laws of the Commonwealth of Virginia.

     8.5  Assignability. This Agreement, and the Executive's rights and
          -------------
          obligations hereunder, may not be assigned by the Executive. The Company shall assign this Agreement and its rights, together with its obligations, to any entity which will substantially carry on the business of the Company subject to the Executive's rights set forth in this Agreement, but the Company shall even after such assignment be fully liable to the Executive for all obligations set forth herein.

     8.6  Counterparts. This Agreement may be executed in two or more
          ------------
          counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     8.7  Headings. The headings in this Agreement are for reference purposes
          --------
          only and shall not in any way affect the meaning or interpretation of this Agreement.

     8.8  Indemnification. The Company shall indemnify the Executive and hold
          ---------------
          him harmless for any acts or decisions made by him in good faith while performing services for the Company or its affiliates and shall use its best efforts to obtain coverage for him under an insurance policy (whether now in force or hereinafter obtained) during the term of this Agreement covering the officers and directors of the Company or its affiliates. The Company will pay all expenses including attorney's fees, actually and necessarily incurred by the Executive in connection with any appeal thereon including the cost of court settlement arising or alleged to arise from his employment by the Company.

9.   Arbitration.
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Any controversy or claim arising out of or in connection with this Agreement shall be settled by arbitration in accordance with the rules then pertaining of the American Arbitration Association. Such controversies shall be submitted to three arbitrators, one arbitrator being selected by the Company, one arbitrator being selected by the Executive, and the third being selected by the two so selected by the Company and the Executive or, if they cannot agree upon a third, by the American Arbitration Association. In the event that either the Company or the Executive, within one month after any notification of any demand for arbitration hereunder, shall not have selected its arbitrator and given notice thereof by registered or certified mail to the other, such arbitrator shall be selected by the American Arbitration Association. Confirmation of any award in any such arbitration may be held in any court having jurisdiction of the person against whom such award is rendered. Regardless of the circumstances giving rise to the need for arbitration, until such arbitration shall be finally determined and ended, the base salary of the Executive pursuant to Section 3.1, subject to the provisions of Section 6, shall be paid monthly until the expiration of the term of this Agreement, and Bonus pursuant to Section 3.2, subject to the provisions of Section 6, shall be earned and paid in accordance with Section 3.2 until the expiration of the term of this agreement. If the results of such arbitration are more favorable to the position taken by the Executive than that taken by the Company, in the opinion of the arbitrators, then all costs and expenses incurred by the Executive in connection with such arbitration shall be paid by the Company.

10.  Effective Date.
     --------------

This Agreement shall be effective as of January 1, 2002.

IN WITNESS WHEREOF, The parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above

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mentioned.



NVR, INC.



By:___________________________________            ______________________________
                                                                 DWIGHT C. SCHAR

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